As filed with the Securities and Exchange Commission on June 5, 2003


                                                      Registration No. 333-50174

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         Post-Effective Amendment No. 1
                                       to
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            Covenant Transport, Inc.
             (Exact name of registrant as specified in its charter)


           Nevada                                      88-0320154
---------------------------------        ---------------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)


    400 Birmingham Highway
    Chattanooga, Tennessee                               37419
---------------------------------       ----------------------------------------
(Address of Principal Executive                        (Zip Code)
Offices)

           Covenant Transport, Inc. Outside Director Stock Option Plan
                            (Full title of the plan)



                                 David R. Parker
                Chairman, President, and Chief Executive Officer
                            Covenant Transport, Inc.
                             400 Birmingham Highway
                          Chattanooga, Tennessee 37419
                     (Name and address of agent for service)


                                 (423) 821-1212
          (Telephone number, including area code, of agent for service)



                                    Copy to:
                              Mark A. Scudder, Esq.
                         Scudder Law Firm, P.C., L.L.O.
                        411 South 13th Street, Suite 200
                             Lincoln, Nebraska 68508
                                 (402) 435-3223

                            DEREGISTRATION OF SHARES

     As originally filed on November 17, 2000, this Registration Statement registered 50,000 shares of the Common Stock of Covenant Transport, Inc. (the "Company") which had been approved for issuance under the Company's Outside Director Stock Option Plan (the "Outside Director Plan"). The Company now has adopted a new plan, the Covenant Transport, Inc. 2003 Incentive Stock Plan (the "2003 Plan") to which shares remaining available for grant under the Outside Director Plan may be transferred for the purpose of new grants. As of May 31, 2003, a total of 45,000 shares of the Company's Common Stock were subject to outstanding but unexercised option grants, and a total of 5,000 shares were reserved for future stock grants under the Outside Director Plan. This post-effective Amendment is being filed to deregister all shares of the Company's stock reserved for issuance under the Outside Director Plan that are not subject to outstanding but unexercised option grants.

     Accordingly, this post-effective Amendment is being filed to deregister 5,000 shares previously registered for the Outside Director Plan. A new Form S-8 Registration Statement will be filed by the Company to register shares issuable under the 2003 Plan.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement No. 333-50174 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on this 5th day of June, 2003.

                                COVENANT TRANSPORT, INC., a
                                Nevada corporation


                                By   /s/ Mark A. Scudder, attorney-in-fact
                                     -------------------------------------------
                                     David R. Parker
                                     Chairman of the Board, President, and Chief
                                     Executive Officer; Director (principal
                                     executive officer)

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature and Title                                                                     Date


/s/ Mark A. Scudder, attorney-in-fact                                                   June 5, 2003
------------------------------------------------------
David R. Parker
Chairman of the Board, President, and Chief Executive
Officer; Director (principal executive officer)

/s/ Mark A. Scudder, attorney-in-fact                                                   June 5, 2003
------------------------------------------------------
Joey B. Hogan
Executive Vice President and Chief Financial Officer
(principal financial and accounting officer)

/s/ Mark A. Scudder, attorney-in-fact                                                   June 5, 2003
------------------------------------------------------
Michael W. Miller
Director

/s/ Mark A. Scudder, attorney-in-fact                                                   June 5, 2003
------------------------------------------------------
William T. Alt
Director

/s/ Mark A. Scudder, attorney-in-fact                                                   June 5, 2003
------------------------------------------------------
Robert E. Bosworth
Director

/s/ Mark A. Scudder, attorney-in-fact                                                   June 5, 2003
------------------------------------------------------
Hugh O. Maclellan, Jr.
Director

/s/ Bradley A. Moline                                                                   June 5, 2003
------------------------------------------------------
Bradley A. Moline
Director

                                                                                        June 5, 2003
------------------------------------------------------
Niel B. Nielson
Director

/s/ Mark A. Scudder                                                                     June 5, 2003
------------------------------------------------------
Mark A. Scudder
Director